Exhibit 99.1

Cirrus Logic Reports Q4 Revenue of $232 Million and Record Revenue of $1.2 Billion for FY16

Anticipates Strong Annual Revenue Growth in FY17 Fueled by Portable Audio Products

AUSTIN, Texas--(BUSINESS WIRE)--April 26, 2016--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing products, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2016, which ended Mar. 26, 2016, as well as the company’s current business outlook.

“FY16 was an outstanding year for Cirrus Logic as we delivered record revenue of $1.2 billion, up 28 percent from the prior year. Additionally, the company is positioned to exceed our long-term revenue growth model again in FY17,” said Jason Rhode, president and chief executive officer. “Demand for our products continues to gain momentum as our customers push to further differentiate their devices with compelling and consistent audio and voice capabilities. With a robust portfolio of components and an extensive roadmap the company is well positioned to capitalize on the rapidly growing markets for audio and voice in FY17 and beyond.”

Reported Financial Results – Fourth Quarter FY16

  Revenue of $232 million;
  GAAP gross margin of 49.7 percent and non-GAAP gross margin of 49.8 percent;
  GAAP operating expenses of $93.1 million; non-GAAP operating expenses of $79.7 million; and
  GAAP diluted earnings per share of $0.21 and non-GAAP diluted earnings per share of $0.38.

Reported Financial Results – Full Year FY16

  Revenue of $1.2 billion;
  GAAP gross margin of 47.5 percent and non-GAAP gross margin of 47.6 percent;
  GAAP operating expenses of $374.6 million; non-GAAP operating expenses of $325.3 million; and
  GAAP diluted earnings per share of $1.87 and non-GAAP diluted earnings per share of $2.40.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – First Quarter FY17

  Revenue is expected to range between $220 million and $250 million;
  GAAP gross margin is expected to be between 47 percent and 49 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $103 million and $107 million, which includes approximately $9 million in share-based compensation and $9 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 77072356).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, tax expenses and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future growth opportunities and our estimates of first quarter fiscal year 2017 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter of fiscal year 2017, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of future product ramps; and the risk factors listed in our Form 10-K for the year ended March 28, 2015, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Mar. 26,	Dec. 26,	Mar. 28,	Mar. 26,	Mar. 28,
	2016	2015	2015	2016	2015
	Q4'16	Q3'16	Q4'15	Q4'16	Q4'15
Portable audio products	$187,280	$308,803	$210,814	$989,101	$740,302
Non-portable audio and other products	44,719	39,060	44,369	180,150	176,266
Net sales	231,999	347,863	255,183	1,169,251	916,568
Cost of sales	116,745	182,952	136,208	614,411	490,820
Gross profit	115,254	164,911	118,975	554,840	425,748
Gross margin	49.7%	47.4%	46.6%	47.5%	46.5%

Research and development	65,834	70,290	58,070	269,217	197,878
Selling, general and administrative	27,228	30,632	30,498	117,082	99,509
Acquisition related costs	-	-	-	-	18,137
Restructuring and other	-	-	-	-	1,455
Patent agreement and other	-	78	-	(11,670)	-
Total operating expenses	93,062	101,000	88,568	374,629	316,979

Income from operations	22,192	63,911	30,407	180,211	108,769

Interest expense, net	(601)	(591)	(869)	(2,431)	(5,048)
Other income (expense), net	(478)	(925)	392	(1,791)	(12,172)
Income before income taxes	21,113	62,395	29,930	175,989	91,549
Provision for income taxes	7,101	21,011	8,581	52,359	36,371
Net income	$14,012	$41,384	$21,349	$123,630	$55,178

Basic earnings per share:	$0.22	$0.65	$0.34	$1.96	$0.88
Diluted earnings per share:	$0.21	$0.63	$0.32	$1.87	$0.85

Weighted average number of shares:
Basic	62,843	63,328	62,852	63,197	62,503
Diluted	65,398	65,761	65,815	65,993	65,235

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Twelve Months Ended
	Mar. 26,	Dec. 26,	Mar. 28,	Mar. 26,	Mar. 28,
	2016	2015	2015	2016	2015
Net Income Reconciliation	Q4'16	Q3'16	Q4'15	Q4'16	Q4'15
GAAP Net Income	$14,012	$41,384	$21,349	$123,630	$55,178
Amortization of acquisition intangibles	8,363	8,634	7,141	32,271	15,062
Stock based compensation expense	8,858	7,761	7,735	33,578	27,668
Patent agreement and other	-	78	-	(11,670)	-
Restructuring and other costs, net	(3,667)	-	-	(3,667)	1,455
Wolfson acquisition items	-	-	-	-	43,082
Adjustment to income taxes	(2,658)	(3,737)	7,230	(16,062)	31,934
Non-GAAP Net Income	$24,908	$54,120	$43,455	$158,080	$174,379

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.21	$0.63	$0.32	$1.87	$0.85
Effect of Amortization of acquisition intangibles	0.13	0.13	0.11	0.49	0.23
Effect of Stock based compensation expense	0.14	0.12	0.12	0.51	0.42
Effect of Patent agreement and other	-	-	-	(0.18)	-
Effect of Restructuring and other costs, net	(0.06)	-	-	(0.05)	0.02
Effect of Wolfson acquisition items	-	-	-	-	0.66
Effect of Adjustment to income taxes	(0.04)	(0.06)	0.11	(0.24)	0.49
Non-GAAP Diluted earnings per share	$0.38	$0.82	$0.66	$2.40	$2.67

Operating Income Reconciliation
GAAP Operating Income	$22,192	$63,911	$30,407	$180,211	$108,769
GAAP Operating Profit	10%	18%	12%	15%	12%
Amortization of acquisition intangibles	8,363	8,634	7,141	32,271	15,062
Stock compensation expense - COGS	233	213	(10)	1,151	747
Stock compensation expense - R&D	4,996	4,183	2,994	17,173	11,222
Stock compensation expense - SG&A	3,629	3,365	4,751	15,254	15,699
Patent agreement and other	-	78	-	(11,670)	-
Restructuring and other costs, net	(3,667)	-	-	(3,667)	1,455
Wolfson acquisition items	-	-	-	-	28,642
Non-GAAP Operating Income	$35,746	$80,384	$45,283	$230,723	$181,596
Non-GAAP Operating Profit	15%	23%	18%	20%	20%

Operating Expense Reconciliation
GAAP Operating Expenses	$93,062	$101,000	$88,568	$374,629	$316,979
Amortization of acquisition intangibles	(8,363)	(8,634)	(7,141)	(32,271)	(15,062)
Stock compensation expense - R&D	(4,996)	(4,183)	(2,994)	(17,173)	(11,222)
Stock compensation expense - SG&A	(3,629)	(3,365)	(4,751)	(15,254)	(15,699)
Patent agreement and other	-	(78)	-	11,670	-
Restructuring and other costs, net	3,667	-	-	3,667	(1,455)
Wolfson acquisition items	-	-	-	-	(20,329)
Non-GAAP Operating Expenses	$79,741	$84,740	$73,682	$325,268	$253,212

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$115,254	$164,911	$118,975	$554,840	$425,748
GAAP Gross Profit	49.7%	47.4%	46.6%	47.5%	46.5%
Wolfson acquisition items	-	-	-	-	8,313
Stock compensation expense - COGS	233	213	(10)	1,151	747
Non-GAAP Gross Margin	$115,487	$165,124	$118,965	$555,991	$434,808
Non-GAAP Gross Profit	49.8%	47.5%	46.6%	47.6%	47.4%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$7,101	$21,011	$8,581	$52,359	$36,371
GAAP Effective Tax Rate	33.6%	33.7%	28.7%	29.8%	39.7%
Adjustments to income taxes	2,658	3,737	(7,230)	16,062	(31,934)
Non-GAAP Tax Expense	$9,759	$24,748	$1,351	$68,421	$4,437
Non-GAAP Effective Tax Rate	28.2%	31.4%	3.0%	30.2%	2.5%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.11	$0.32	$0.13	$0.79	$0.56
Adjustments to income taxes	0.04	0.06	(0.11)	0.24	(0.49)
Non-GAAP Tax Expense	$0.15	$0.38	$0.02	$1.03	$0.07

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 26,	Dec. 26,	Mar. 28,
	2016	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$168,793	$159,572	$76,401
Marketable securities	60,582	67,148	124,246
Accounts receivable, net	88,532	127,754	112,608
Inventories	142,015	137,723	84,196
Deferred tax asset	-	19,404	18,559
Other current assets	46,207	37,982	35,903
Total current Assets	506,129	549,583	451,913

Long-term marketable securities	20,631	22,327	60,072
Property and equipment, net	162,656	159,149	144,346
Intangibles, net	162,832	171,664	175,743
Goodwill	287,518	287,518	263,115
Deferred tax asset	25,772	27,581	25,593
Other assets	16,345	18,099	27,996
Total assets	$1,181,883	$1,235,921	$1,148,778

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$71,619	$114,483	$112,213
Accrued salaries and benefits	21,239	22,438	24,132
Deferred income	-	4,162	6,105
Other accrued liabilities	35,266	36,301	34,128
Total current liabilities	128,124	177,384	176,578

Long-term debt	160,439	160,439	180,439
Other long-term liabilities	33,837	38,223	34,990

Stockholders' equity:
Capital stock	1,203,496	1,198,547	1,159,494
Accumulated deficit	(344,345)	(336,653)	(400,613)
Accumulated other comprehensive income (loss)	332	(2,019)	(2,110)
Total stockholders' equity	859,483	859,875	756,771
Total liabilities and stockholders' equity	$1,181,883	$1,235,921	$1,148,778

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com